UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2019 (June 28, 2019)

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02     Termination of a Material Definitive Agreement.
On June 28, 2019, Tyco International Holding S.à r.l., a subsidiary of Johnson Controls International plc, terminated its $1.25 Billion Multi-Year Senior Unsecured Credit Agreement, dated as of March 10, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time), among Tyco International Holding S.à r.l., each of the lenders named therein and Citibank, N.A., as administrative agent (the “Facility”). In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Facility.  The original maturity date of the Facility was August 7, 2020.

Item 8.01 Other Events.
In relation to the termination of the Facility described above, Tyco International Holding S.à r.l. also completed all of its obligations under the Term Loan Credit Agreement, dated as of March 10, 2016 (as amended, restated, supplemented or otherwise modified in writing from time to time), among Tyco International Holding S.à r.l., each of the lenders named therein, and Citibank, N.A., as administrative agent (the “Term Facility”), by repaying all of the outstanding obligations under the Term Facility. As a result, no amounts remain outstanding under the Term Facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: July 2, 2019	By:	/s/ Michael R. Peterson
		Name:	Michael R. Peterson
		Title:	Vice President and Corporate Secretary